Exhibit 23.5

ctr market research

PRIVATE & CONFIDENTIAL

To:	VisionChina Media Inc.

1/F Block No.7 Champs Elysees
Nongyuan Road, Futian District
Shenzhen
Guangdong Province 518040
People’s Republic of China

Re:	VisionChina Media Inc. (“VisionChina”)
Consent to References to CTR Market Research’s Data on China’s mobile digital television advertising market

Madam/Sirs:

You have informed us that you intend to refer to certain data on the mobile digital television advertising market and subway digital television advertising market in China provided by us in the reports set forth in Appendix I hereto (collectively, the “Data”) in VisionChina’s Registration Statement on Form F-1 (the “Registration Statement”) relating to VisionChina’s proposed registered offering in the U.S. (the “Proposed Offering”).

In connection with the Proposed Offering, we hereby consent to references to our name and to the Data in the Registration Statement. References to our name should be properly stated in relation to any numbers, data or information quoted from the CTR reports.

Yours faithfully,

For and on behalf of CTR Market Research.

/s/ Tian Tao
Tian Tao
Vice President

Appendix I

Report on the percentage of China’s population which commutes by bus or subway (September, 2007)

Monitoring report on the volume of passenger traffic which encounters VisionChina’s out-of-home digital television networks (September, 2007)

Monitoring report on the CPM of VisionChina’s out-of-home digital television networks (September, 2007)

Research report on the media value and advertising effectiveness of out-of-home digital television networks (September, 2007)

Research report on the media value and advertising effectiveness of the Shenzhen Metro television platform (September, 2007)

Research report on the demographics and the media interaction habits of passengers on the Beijing subway and Beijing light rail networks (September, 2007)

Research report on advertising value and effectiveness of Shenzhen’s out-of-home digital television network (August, 2007)

Research report on the numbers of mobile digital television displays installed on bus lines in 26 cities (October, 2007)

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